Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-224737, No. 333-210561 and No. 333-200834) and Form F-3 (No.333-232935) of Aeterna Zentaris Inc. of our report dated March 30, 2020 relating to the consolidated financial statements, which appears in this Annual Report on Form 20-F.

“/s/ PricewaterhouseCoopers LLP”

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

March 30, 2020